UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

CRYO-CELL INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40767	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd.
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 749-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 19, 2022, Cryo-Cell International, Inc. (the "Company") received a written notice (the "Notice") from NASDAQ Stock Market LLC ("Nasdaq") that the Company's audit committee is comprised of two independent board members, and no longer complies with Nasdaq's audit committee requirement that the audit committee be comprised of at lease three independent board members as set forth in Listing Rule 5605.

In accordance with Nasdaq's Listing Rule 5605(c)(4) ("the "Rule"), Nasdaq provides a cure period in order to regain compliance. The cure period is until the earlier of the Company's next annual shareholders' meeting or September 20, 2022 or if the next annual shareholders' meeting is held before March 21, 2022, then the Company must evidence compliance no later than March 21, 2022.

The Company must submit documentation, including the biography of any new director, evidencing compliance of the Rule no later than the compliance date described above. The Company is working diligently to comply with Nasdaq's audit committee requirements as set for in the Rule within the cure period provided by Nasdaq, and expects to evidence compliance to Nasdaq no later than the compliance date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cryo-Cell International, Inc.

Date:	January 25, 2022	By:	/s/ David Portnoy
David Portnoy, Chairman and Co-CEO